UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
September 17, 2010
Date of Report (Date of earliest event reported)
Medicis Pharmaceutical Corporation
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	001-14471 (Commission File Number)	52-1574808 (IRS Employer Identification Number)
7720 North Dobson Road
Scottsdale, Arizona 85256
(Address of principal executive offices) (Zip Code)
(602) 808-8800
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
The Company Receives a Paragraph IV Patent Certification from Lupin Ltd.
     On September 17, 2010, Medicis Pharmaceutical Corporation (the “Company”) received an additional Paragraph IV Patent Certification from Lupin Ltd. (“Lupin”), advising that Lupin has filed a supplement or amendment to its earlier filed Abbreviated New Drug Application (“ANDA”) assigned ANDA number 91-424 (“ANDA Supplement/Amendment”) with the U.S. Food and Drug Administration (“FDA”) for generic SOLODYN® in its forms of 45mg, 65mg, 90mg, 115mg and 135mg strengths. Lupin’s Paragraph IV Certification alleges that the Company’s newly issued U.S. Patent No. 7,790,705 (the “’705 Patent”), which was issued to the Company by the U.S. Patent and Trademark Office on September 7, 2010, will not be infringed by Lupin’s manufacture, use, sale and/or importation of the products for which the ANDA Supplement/Amendment was submitted. As previously reported, the Company has previously received Paragraph IV Certifications in connection with the ANDA from Lupin relating to certain of the Company’s other patents related to SOLODYN, including the Company’s U.S. Patent No. 5,908,838. The expiration date for the ’705 Patent is in 2025 or later. The Company is evaluating the details of Lupin’s certification letter and considering its options. Lupin’s submission amends an ANDA already subject to a 30-month stay. As such, the Company believes that the amendment cannot be approved by the FDA until after the expiration of the 30-month period or a court decision that the patent is invalid or not infringed.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Medicis Pharmaceutical Corporation
Date: September 21, 2010	By:	/s/ Jason D. Hanson
Jason D. Hanson
Executive Vice President, Chief Operating Officer, Acting General Counsel and Corporate Secretary